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              HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

                                    EXHIBIT D

         ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

                   YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

              HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

                   Tendered Pursuant to the Offer to Purchase
                            Dated September 29, 2008

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
                     RECEIVED BY UMB FUND SERVICES, INC. BY,
           12:00 MIDNIGHT, EASTERN STANDARD TIME, ON OCTOBER 27, 2008,
                          UNLESS THE OFFER IS EXTENDED.

                Complete This Notice of Withdrawal And Return To:

              Hatteras Multi-Strategy TEI Institutional Fund, L.P.,
                           c/o UMB Fund Services, Inc.
                                  P.O. Box 1623
                            Milwaukee, WI 53201-1623

                      Attention: Tender Offer Administrator
                              Phone: (800) 504-9070
                               Fax: (816) 860-3138


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              HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

Ladies and Gentlemen:

     The undersigned wishes to withdraw the tender of its limited partnership interest in Hatteras Multi-Strategy TEI Institutional Fund, L.P. (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated
____________.

     Such tender was in the amount of:

          [ ]  The undersigned's entire limited partnership interest.

          [ ] portion of the undersigned's limited partnership interest expressed as a specific dollar value.

          $______________________

     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS                FOR OTHER INVESTORS:
AND JOINT TENANTS:


-------------------------------------   ----------------------------------------
Signature                               Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


-------------------------------------   ----------------------------------------
Print Name of Investor                  Signature
                                        (SIGNATURE OF OWNER(S) EXACTLY AS
                                        APPEARED ON SUBSCRIPTION AGREEMENT)


-------------------------------------   ----------------------------------------
Joint Tenant Signature if necessary     Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


-------------------------------------   ----------------------------------------
Print Name of Joint Tenant              Co-signatory if necessary (SIGNATURE OF
                                        OWNER(S) EXACTLY AS APPEARED ON
                                        SUBSCRIPTION AGREEMENT)


                                        ----------------------------------------
                                        Print Name and Title of Co-signatory

Date:
      -----------------


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